UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2005

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12012 Sunset Hills Road 8th Floor Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (703) 234-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 9, 2005, SI International, Inc. (“SI International”), contemporaneously with the closing of its purchase of Shenandoah Electronic Intelligence, Inc. (“SEI”), as further discussed below, entered into a new $160 million secured revolving facility (the “New Credit Facility”).  The New Credit Facility amended and restated SI International’s existing credit facility with Wachovia as administrative agent and lender and the various other lenders thereunder.  The New Credit Facility is comprised of a $60 million five-year revolving credit facility and a $100 million six-year term loan facility.  In addition, a $75 million uncommitted incremental term loan facility will be available upon SI International’s request at any time for up to two years from one or more of the lenders under the New Credit Facility.  A copy of SI International’s new credit facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02               Completion of Acquisition or Disposition of Assets.

On February 9, 2005, SI International completed its purchase of SEI.  Founded in 1986, SEI performs facilities and records management functions for several government entities and produces personalized identification cards at a secure optical card processing facility, which is considered one of the Department of Homeland Security’s “Centers for Excellence.”  SEI has approximately 1,600 employees with over 99 percent holding security clearances.

As previously reported, on January 12, 2005, SI International entered into a definitive Stock Purchase Agreement (the “Agreement”) with SEI, The Walter M. Curt Trust, a Virginia trust, The Martha F. Curt Trust, a Virginia trust, Walter M. Curt and Martha F. Curt.  Under the terms of the Agreement, SI International agreed to acquire SEI for $75 million in cash, subject to certain adjustments.  The transaction was funded through cash-on-hand and borrowings from the New Credit Facility, which is further described above.  The purchase price remains subject to adjustment as a result of certain tax elections.  In addition, pursuant to the Agreement, SEI stockholders retained certain non-operating assets and contingent accounts receivable, and the current chief executive officer and indirect majority stockholder of SEI, Walter M. Curt, entered into a consulting agreement with SI International, Inc.

Item 7.01               Regulation FD Disclosure.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is the text of SI International’s press release in which SI International announced that it had completed its purchase of SEI and had entered into the New Credit Facility, each of which is further described above.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, SI International will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this current report must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, SI International will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report of Form 8-K not later than seventy one (71) calendar days after the date this current report must be filed.

(c)  Exhibits.

Exhibit No.	Description

99.1

Amended and Restated Credit Agreement, dated February 9, 2005 among SI International, as the Borrower, each of the Subsidiary Borrowers identified on the signature pages thereto, the several banks and financial institutions from time to time parties to such Amended and Restated Credit Facility, and Wachovia Bank, National Association, as Administrative Agent.*

99.2	SI International’s press release dated February 9, 2005*

*  Included with this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

		By:	/s/ THOMAS E. DUNN
Thomas E. Dunn
Executive Vice President,
Chief Financial Officer and Treasurer

Dated:	February 15, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

99.1

Amended and Restated Credit Agreement, dated February 9, 2005 among SI International, as the Borrower, each of the Subsidiary Borrowers identified on the signature pages thereto, the several banks and financial institutions from time to time parties to such Amended and Restated Credit Agreement, and Wachovia Bank, National Association, as Administrative Agent.*

99.2	Press Release dated February 9, 2005*

*  Included with this filing.